Exhibit 21.01

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                              List of Subsidiaries


                                                  State or Other Jurisdiction of
Name                                              Incorporation or Organization
----                                              ------------------------------

North Atlantic Laboratories Inc................            New York
Trade-Winds Environmental Restoration, Inc.....            New York